EXHIBIT 11
                          U S WEST, Inc.
            Computation of Earnings Per Common Share
             (In Thousands, Except Per Share Amounts)

                                              Three Months Ended
                                                  June  30,
                                               1996        1995
EARNINGS PER COMMON SHARE: (1)<F1>           ---------  ----------
Net income                                  $      -      $318,040
Less preferred dividends                           -           854
Net income available for common             ----------  ----------
  share calculation                         $      -      $317,186
                                            ==========  ==========



Weighted average common shares outstanding         -       470,414
                                            ==========  ==========

Earnings per common share                   $      -         $0.67
                                            ==========  ==========


                                                Six Months Ended
                                                    June 30,
                                               1996        1995
EARNINGS PER COMMON SHARE: (1)               ---------  ----------
Net income                                  $      -      $647,676
Less preferred dividends                           -         1,681
Net income available for common             ----------  ----------
  share calculation                         $      -      $645,995
                                            ==========  ==========

Weighted average common shares outstanding         -       469,490
                                            ==========  ==========

Earnings per common share                   $      -         $1.37
                                            ==========  ==========

<F1>
(1)  Effective November 1, 1995, each share of U S WEST, Inc.
     common stock was converted into one share each of U S WEST
     Communications Group common stock and U S WEST Media Group common stock.

EXHIBIT 11
                         U S WEST, Inc.
             Computation of Earnings Per Common Share
             (In Thousands, Except Per Share Amounts)

                                              Three Months Ended
                                                  June  30,
EARNINGS PER COMMON AND COMMON                 1996        1995
  EQUIVALENT SHARE: (1)                      ---------  ----------
Net income                                  $      -      $318,040
Less preferred dividends                           -           854
Net income available for common             ----------  ----------
  share calculation                         $      -      $317,186
                                            ==========  ==========

Weighted average common shares outstanding         -       470,414

Incremental shares from assumed
  exercise of stock options                        -           612
                                            ----------  ----------
     Total common shares                           -       471,026
                                            ==========  ==========
Earnings per common and common
  equivalent share                          $      -         $0.67
                                            ==========  ==========
                                               Six Months Ended
                                                   June 30,
EARNINGS PER COMMON AND COMMON                 1996        1995
  EQUIVALENT SHARE: (1)<F1>                  ---------  ----------
Net income                                  $      -      $647,676
Less preferred dividends                           -         1,681
Net income available for common             ----------  ----------
  share calculation                         $      -      $645,995
                                            ==========  ==========

Weighted average common shares outstanding         -       469,490

Incremental shares from assumed
  exercise of stock options                        -           515
                                            ----------  ----------
     Total common shares                           -       470,005
                                            ==========  ==========
Earnings per common and common
  equivalent share                          $      -         $1.37
                                            ==========  ==========

<F1>
(1)  Effective November 1, 1995, each share of U S WEST, Inc.
     common stock was converted into one share each of U S WEST
     Communications Group common stock and U S WEST Media Group common stock.

EXHIBIT 11

                          U S WEST, Inc.
             Computation of Earnings Per Common Share
             (In Thousands, Except Per Share Amounts)

                                              Three Months Ended
                                                  June  30,
EARNINGS PER COMMON SHARE - ASSUMING           1996        1995
   FULL DILUTION: (1)<F1>                    ---------  ----------
Net income                                  $      -      $318,040

Interest on Covertible Liquid Yield
  Option Notes (LYONS)                             -         5,586
                                            ----------  ----------
Adjusted income                                    -       323,626
Less preferred dividends                           -           854
Adjusted net income available for common    ----------  ----------
  share calculation                         $      -      $322,772
                                            ==========  ==========


Weighted average common shares outstanding         -       470,414

Incremental shares from assumed
  exercise of stock options                        -           664
Shares issued upon conversion of LYONS             -         9,876
                                            ----------  ----------
     Total common shares                           -       480,954
                                            ==========  ==========
Earnings per common share -
  assuming full dilution                    $      -         $0.67
                                            ==========  ==========

<F1>
(1)  Effective November 1, 1995, each share of U S WEST, Inc.
     common stock was converted into one share each of U S WEST
     Communications Group common stock and U S WEST Media Group common stock.

EXHIBIT 11
                          U S WEST, Inc.
            Computation of Earnings Per Common Share
            (In Thousands, Except Per Share Amounts)

                                              Six Months Ended
                                                  June 30,
EARNINGS PER COMMON SHARE - ASSUMING           1996        1995
   FULL DILUTION: (1)<F1>                    ---------  ----------
Net income                                  $      -      $647,676

Interest on Covertible Liquid Yield
  Option Notes (LYONS)                             -        11,163
                                            ----------  ----------
Adjusted income                                    -       658,839
Less preferred dividends                           -         1,681
Adjusted net income available for common    ----------  ----------
  share calculation                         $      -      $657,158
                                            ==========  ==========


Weighted average common shares outstanding         -       469,490

Incremental shares from assumed
  exercise of stock options                        -           668
Shares issued upon conversion of LYONS             -         9,885
                                            ----------  ----------
     Total common shares                           -       480,043
                                            ==========  ==========
Earnings per common share -
  assuming full dilution                    $      -         $1.37
                                            ==========  ==========

<F1>
(1)  Effective November 1, 1995, each share of U S WEST, Inc.
     common stock was converted into one share each of U S WEST
     Communications Group common stock and U S WEST Media Group common stock.